ARTICLES OF ASSOCIATION

                                   OF THE FIRM

                        SANGUIBIOTECH AKTIENGESELLSCHAFT

                         HAVING ITS SEAT IN WITTEN /RUHR


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                                         1

The  joint-stock  company  bears  the  firm  name

                       "SanguiBioTech Aktiengesellschaft".

Its  seat  is  Witten  an  der  Ruhr.

The  Company  is  of  unlimited  duration.


                                         2

The object of the Company is the research into and development of an artificial oxygen carrier for medical applications as well as comparable products, the research in the field of therapeutic and diagnostic products, their development and the production of and trading in such products.

The Company can perform all activities appropriate to achieve the purpose of the Company. It can establish or acquire other enterprises and participate in other business enterprises of the same or a comparable kind.


                                         3

The business year begins on 01 July of every calendar year. For the first time, that is the case starting on 01 July 2000. The period from 01 January 2000 to 30 June 2000 forms an incomplete business year.


                                         4

The Company shall make its announcements exclusively in the Federal Bulletin (Bundesanzeiger).


                                         5

The Company's share capital amounts to DM 100,000.00. It is divided into 20,000 shares having a par value of DM 5.00 each.


                                         6

The  shares  are  registered  under  the  name.

If, in case of a capital increase, the resolution on such increase does not include any regulations providing whether the new shares are to be registered on the bearer or under the name, such shares shall be registered under the name, too. In case of selling their blocks of shares or any individual shares, the founders undertake to offer them for sale to the other founders first. Should none of the other founders buy the shares offered to him/her, the party willing to sell shall be free so sell them to a third party.

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                                         7

The form of the share certificates and of the dividend and renewal coupons shall be fixed by the Managing Board, subject to the approval of the Supervisory Board. The same shall apply to any bonds.


                                         8
                               The Managing Board
            Composition and Rules of Procedure of the Managing Board

1. The Managing Board shall comprise two members. As for the rest, the Supervisory Board shall determine the number of members of the Supervisory Board. The Supervisory Board can appoint a Chairman of the Managing Board and a Deputy Chairman of the Managing Board. The appointment of deputy members of the Managing Board is admissible.

2. The Managing Board shall unanimously adopt Rules of Procedure that shall be subject to the approval of the Supervisory Board.

3. Decisions of the Managing Board shall be adopted by simple majority. In case of an equality of votes, the Chairman shall have the casting vote.


                                         9
                          Representation of the Company

The  Company  shall  be  legally  represented

- by one member of the Managing Board, if he/she has been granted sole power of representation by the Supervisory Board;
-     by  two  members  of  the  Managing  Board;
-     by  one  member  of  the  Managing  Board  together  with  a  Prokurist.

By  decision  of  the  Supervisory  Board:

- a member of the Managing Board can be exempted from the prohibition of self-contracting
    (  181  of  the  BGB).


                                        10
                                Supervisory Board

The Supervisory Board shall comprise three members. It shall be elected for a term not longer than until the end of the Shareholders' Meeting deciding on the discharge for the fourth business year after the election. The business year in which the election is held shall not be counted.


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When  electing  the  members of the Supervisory Board, the Shareholders' Meeting shall also elect the same number of deputy members for the same term and decide the order in which they shall replace, for the remaining term of office, any members of the Supervisory Board who resign during their term of office.

Any member of the Supervisory Board can resign from his/her office even without good cause, observing a notice period of one month.


                                        11

At a meeting that shall not require a special invitation and be held subsequent to the Ordinary Shareholders' Meeting, the Supervisory Board shall annually elect a President and a Vice-President from amongst its members. That election is to be repeated as soon as one of these offices ceases.


                                        12

The Supervisory Board shall be competent to pass resolutions when the members have been invited in writing under their last indicated address and three members are present. Meetings shall be chaired by the President or the Vice-President of the Supervisory Board. The type of voting shall be determined by the chairman of the respective meeting.

Meetings of the Supervisory Board should be called in every calendar quarter, if possible. They must be called once in a calendar half-year.

Resolutions shall be passed by simple majority. In case of an equality of votes, the chairman of the respective meeting shall have the casting vote, in elections the decision shall be taken by drawing lots.

Resolutions  of consent with regard to the matters regulated under   13 of these
Articles of Association must be passed by a two-thirds majority of the members of the Supervisory Board.

The Supervisory Board can also take votes in writing, by telegraph or telefax, without calling a meeting if the President or the Vice-President orders such voting and if none of the members of the Supervisory Board opposes that mode of procedure.

Persons who are not members of the Supervisory Board can take part in the meetings of the Supervisory Board or its committees instead of members of the Supervisory Board, provided they have been authorized in writing by such member. They can also submit written votes of the respective members of the Supervisory Board. These regulations do not apply to the President and the Vice-President of the Supervisory Board.

Declarations of intent of the Supervisory Board shall be made by the President or the Vice-President on behalf of the Supervisory Board.



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                                        13

The  approval  of  the  Supervisory  Board  shall  be  required:

a) for the acquisition of real property and real property rights as well as the disposal of real property and real property rights, as far as the object of disposal exceeds an amount of DM 10,000.00;
b)     for  the  establishment  of  branch  offices  and  their  dissolution;
c) with regard to all buildings concerning the Company's facilities and any repair of them exceeding an amount of DM 10,000 in every individual case;
d) for the raising or granting of credits and loans of more than DM 10,000.00 each, for the acquisition of any patents at a price of more than DM 10,000.00 as well as for the acquisition of any licences with annual royalties of more than DM 10,000.00;
e) for the granting of Prokura or general power of attorney as well as for the conclusion of any contracts on communities of interest;
f) for breaking off current research projects and starting new ones, as well as for the initiation or abandonment of any production and marketing on the basis of completed research projects.

In rules of procedure given to the Managing Board, the Supervisory Board can also determine other transactions than those listed above to be subject to its approval.


                                        14

The Supervisory Board can form committees from amongst its members and assign certain tasks to them. The Supervisory Board can also delegate any of its essential powers to such committees.


                                        15

The President or the Vice-President shall call the meetings of the Supervisory Board, observing an invitation period of one week. The agenda should be enclosed with the invitation.


                                        16

Apart from the reimbursement of their expenses, the members of the Supervisory Board shall receive a fixed remuneration to be paid after the end of a business year the amount of which shall be determined every year by the Shareholders' Meeting. For the President, it shall be double and for the Vice-President, one and a half the amount determined for the other members of the Supervisory Board.


                                        17

The Shareholders' Meeting that decides on the discharge of the Managing Board and of the Supervisory Board, on the distribution of profits, on the appointment of the auditor and, if applicable, on the adoption of the annual financial statements (Ordinary Shareholders' Meeting) shall be held during the first six months of every business year.

Extraordinary Shareholders' Meetings shall be called when required for the good of the Company.


                                        18
                   Place and Calling of Shareholders' Meeting

1.     The  Shareholders'  Meeting  shall take place at the seat of the Company.

2.     It  shall  be  called  by  the  Managing  Board.

3. The Shareholders' Meeting must be called not later than one month before the last day of deposit, not counting the day of the announcement and the last day of the deposit period.

If the shareholders are known by name, the meeting can be called by means of registered letter, the posting date being the day of announcement.


                                        19

Shareholders who have deposited their shares with a German notary public, with a securities clearing and depositing bank, or with one of the depositories indicated in the calling notice until the end of the Shareholders' Meeting shall be entitled to exercise their right to vote at the Shareholders' Meeting. The deposition shall also be admissible in such manner that the shares, with the consent of such depository and on its behalf, are blocked by a credit institution until the end of the Shareholders' Meeting.

If case of a deposit with a German notary public or a securities clearing and depositing bank, the certificate of such deposit issued by the notary public or the securities clearing and depositing bank the must be submitted to the Company not later than one day after the expiration of the deposit period.


                                        20

Every  DM  5.00  of  par  value  of  the  shares  entitles  to  one  vote.


                                        21

The Shareholders' Meeting shall be chaired by the President of the Supervisory Board, by the Vice-President or another member of the Supervisory Board. Should none of them have appeared or be ready to chair the meeting, the eldest shareholder present shall open the meeting and have a chairman elected by the Shareholders' Meeting.

The Chairman shall determine the order in which the items of the agenda are discussed as well as the type the voting.

The  minutes  of  the  resolutions  passed by the Shareholders' Meeting shall be
taken  in  accordance  with   130  of  the  AktG.



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                                        22

The resolutions of the Shareholders' Meeting shall be adopted by simple majority of the votes cast, unless the Company Law imperatively requires a greater majority, namely in its 52 (post-formation acquisition), 179 (amendment of the articles of association), 182, 186, 192, 202, 207 (capital increase), 229 (simplified capital reduction), 262 (dissolution).

In  case  of  an  equality  of  votes,  a  motion shall be regarded as rejected.


                                        23

If in elections, no majority is reached on the first ballot, the two candidates who have reached the highest numbers of votes shall be nominated for further election. If that ballot results in an equality of votes, the decision shall be taken by drawing lots.


                                        24
         Annual Financial Statements and Ordinary Shareholders' Meeting

1. Observing the periods prescribed by law, the Managing Board must draw up the annual financial statements and, if applicable, the management report for the preceding business year and submit them to the auditor. Immediately after receipt of the auditor's report, the Managing Board must submit to the Supervisory Board the annual financial statements, the management report, the auditor's report as well as the proposal for the distribution of the net earnings for the year.

2. The Supervisory Board must verify the annual financial statements, the management report and the proposal for the distribution of the net earnings for the year. Within one month form the receipt of the documents, the Supervisory Board must present its report to the Managing Board.

Upon receipt of the Supervisory Board's report on the results of its verification, the Managing Board must immediately call the Ordinary Shareholders' Meeting that has to take place within the first six months after the end of the preceding business year. The Shareholders' Meeting decides on the adoption of the annual financial statements, on the distribution of the net earnings for the year and, if applicable, appoints the auditor.


                                        25

The net earnings resulting after making any depreciation, value adjustments, provisions and reserves, shall be distributed among the shareholders, unless the Shareholders' Meeting decides to utilize them in another way. The shareholders' shares in the net earnings shall be calculated according to the contributions paid in on the shares.


                                        26

In case of dissolution of the Company by winding-up or merger with another joint-stock company, the Shareholders' Meeting deciding on such winding-up or merger shall determine the mode of procedure and appoint the liquidators.


                                        27
                             Non-Competition Clause

1. All of the members of the Managing Board and of the Supervisory Board are generally prohibited from engaging, whether directly or indirectly, on a commercial or temporary basis, for their own or a third party's account, in the Company's line of business, from acquiring a respective business enterprise and from participating in or otherwise supporting such enterprise, with the exception of participation in any enterprises affiliated with this Company.

In the same manner, any participation in competing enterprises - except in the form of shares and convertible bonds - even as a dormant partner or subparticipant is inadmissible. The prohibition of competition shall end one year after the respective member leave the organ of the Company.

2. By decision of the Supervisory Board, exemptions from the prohibition of competition can be admitted. In taking such decision, the beneficiary shall not have a right to vote.

3. Mrs. Dr. Barnikol, Prof. Dr. Barnikol, Mr. Kappes, Mr. Kutscher and Dr. Dr. Burkhard are exempted from the prohibition of competition to the extent as activities are concerned that they perform within the scope of any presently existing participation or as their organs.

With regard to and project companies to be founded, the above-mentioned persons already now are exempted from the prohibition of competition.

I hereby certify that the provisions of the Articles of Association amended at the Extraordinary Shareholders' Meeting of 08 June 2000 correspond to the resolutions on the alteration of the articles adopted at that Extraordinary Shareholders' Meeting and that the provisions of the Articles of Association not altered at the Extraordinary Shareholders' Meeting of 08 June 2000 correspond to the complete wording of these provisions in the Articles of Association last submitted to the Commercial Register.

Today, I convinced myself of the complete wording of these provisions of the Articles of Association last submitted to the Commercial Register by inspecting the files of the register.

Witten,  08  June  2000

                              signed  Ludwig
                              Notary  Public


                    I HEREBY CERTIFY THAT THIS IS A TRUE AND
                      COMPLETE TRANSLATION OF THE PRESENTED
                        GERMAN DOCUMENT. THIS TRANSLATION
                     COMPRISES 1 PAGES (including this page)

                              Berlin, 20 July 2000

                                  Jochen Wendt
         Graduate Interpreter/Translator for German, English, Portuguese
        Generally Sworn Interpreter for the Courts and Notaries of Berlin